Exhibit 23.1

               Consent of Independent Auditors

We hereby consent to the incorporation by reference, constituting a part of the Company's Registration Statements (Form S-8 No. 333-58841; Form S-8 No. 333-02391; Form S-8
No. 333-00032; Form S-8 No. 333-67055; Form S-8 No. 333-20229;
Form S-8 No. 333-58843; Form S-8 No. 333-32140; Form S-8
No. 333-37894; Form S-8 No. 333-01528; Form S-8 No. 333-30871;
Form S-8 No. 333-58845; Form S-3 No. 333-30232 and Form S-3
No. 333-52702) of our report dated April 30, 2003 (July 31, 2003 as to Notes 1 and 19) relating to the 2002 consolidated financial statements and schedule of Vertex Interactive, Inc. appearing in this Annual Report on Form 10-K.

Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

                              /s/ WithumSmith+Brown P.C.

Livingston, New Jersey
July 31, 2003